EXHIBIT 10.1

           FIRST AMENDMENT TO THE PREFERRED SHARES RIGHTS AGREEMENT AND
              CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF


        Pursuant to Section 27 of the Preferred Shares Rights Agreement, dated as of September 13, 1996, as amended through March 22, 2004 (the "Agreement"), between Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, L.L.C., the successor to and acquiror of Wells Fargo Bank, N.A., the original agent for the Company) (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of December 8, 2005, as provided below. Defined terms used and not otherwise defined herein shall have the meaning given them in the Agreement.

                                    RECITALS

         A. The Company and the Rights Agent are parties to the Rights
Agreement.

         B. Third Point LLC, a Delaware limited liability company ("Third Point"), and Third Point Offshore Fund, Ltd., a Cayman Islands limited liability exempted company, Third Point Partners LP, a Delaware limited partnership, Third Point Ultra Ltd., a British Virgin Islands limited liability company, Lyxor/Third Point Fund Ltd., a Jersey public company with limited liability, and Third Point Partners Qualified LP, a Delaware limited partnership (collectively, with Third Point, the "Third Point Entities"), and the Company have entered into that certain Stockholders Agreement, dated December 2, 2005 (the "Stockholders Agreement"), by and among the Company and the Third Point Entities, pursuant to which the Company agreed to expand its Board of Directors by December 8, 2005, the next regularly scheduled Board meeting, from eight to eleven members, by adding the following Third Point designees, Daniel S. Loeb, Jeffrey R. Perry, and Brigette Roberts, M.D. (the "Third Point Designees").

         C. The Board of Directors of the Company has approved the Stockholders Agreement and intends to elect the Third Point Designees at its December 8, 2005 meeting of the Board of Directors. Pursuant to Article Four of the Company's 2002 Stock Incentive Plan, each such Third Point Designee, upon his or her election as a non-employee member of the Board of Directors will automatically be granted on the date of such election an option to purchase 20,000 Common Shares, which shall become fully vested and exercisable upon the optionee's completion of the one-year period of continued service on the Board of Directors measured from the grant date (the "Initial Option Grant").

         D. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and certain other matters and the Company and the Rights Agent desire to evidence such amendment in writing.

         Accordingly, the parties agree as follows:

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        1. Amendment to definition of "Acquiring Person" set forth in Section
1(a). The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

                        "Notwithstanding anything in this Agreement to the contrary, neither the Third Point Entities nor any Affiliates or Associates of Third Point Entities, including, without limitation, the Third Point Designees, shall be deemed to be an Acquiring Person by virtue of the beneficial ownership by Third Point Entities or such Affiliates or Associates on or after December 8, 2005 of outstanding Common Shares acquired solely as a result of the Third Point Designees' service as members of the Company's Board of Directors, including without limitation the Initial Option Grants."

               2. Amendment to definition of "Distribution Date" set forth in
Section 1(g). The definition of "Distribution Date" set forth in Section 1(g) of the Rights Agreement is amended to add the following sentence at the end thereof.

                        "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of the beneficial ownership by Third Point Entities on or after December 8, 2005 of outstanding Common Shares acquired solely as a result of the Third Point Designees' service as members of the Company's Board of Directors, including without limitation the Initial Option Grants."

         3. Effectiveness. This Amendment shall be deemed effective as of December 8, 2005, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         4. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



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         The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the Board of Directors of the Company dated as of December 8, 2005, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.



                                       LIGAND PHARMACEUTICALS INCORPORATED


                                       By:
                                            ------------------------------------
                                              David E. Robinson, President and
                                              Chief Executive Officer




Acknowledged and Agreed:

MELLON INVESTOR
SERVICES LLC, as Rights Agent


By:
     ---------------------------------------

Name:
       -------------------------------------

Title:
        ------------------------------------



        [SIGNATURE PAGE TO FIRST AMENDMENT TO THE PREFERRED SHARES RIGHTS AGREEMENT AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF]






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